AMENDMENT TO EMPLOYMENT AGREEMENT

        AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made effective as of August 1, 2003, by and between WILLIAM BECKMAN (“Employee”) and CLARION TECHNOLOGIES, INC., a Delaware corporation (“Clarion”).

RECITALS

        A.        Employee and Clarion Plastics Technologies, Inc. entered into an Employment Agreement dated March 1,1999 (“Employment Agreement”).

        B.        Clarion has assumed all of the assets and liabilities of Clarion Plastics Technologies, Inc., including the Employment Agreement, pursuant to an Assignment and Assumption Agreement and Bill of Sale dated December 31, 2001.

        C.        Employee and Clarion have agreed to amend the Employment Agreement.

        D.        All terms used in this Amendment, not otherwise defined or amended, shall have the meaning given to them in the Employment Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.        Amendment.

(a) Section 4.1 of the Employment Agreement is amended by changing the first sentence of that Section to read as follows:

Subject to adjustment as hereinafter provided, in consideration of Employee’s performance of all of his duties and responsibilities hereunder and his observance of all of the covenants, conditions and restrictions contained herein, Employee shall be entitled to receive a base salary of Two Hundred Eighty-Five Thousand Dollars ($285,000) per annum beginning on August 1, 2003, payable in periodic installments in accordance with the Company’s payroll procedures in effect from time to time.

(b) All references in the Employment Agreement to Clarion Plastics Technologies, Inc., shall be amended to instead refer to Clarion Technologies, Inc.

        2.        Ratification. This Amendment is intended to modify only the paragraphs, provisions, and clauses of the Employment Agreement specifically identified in this Amendment and only to the extent specifically described in this Amendment. All other paragraphs, provisions, and clauses in the Employment Agreement not so modified remain in full force and effect as originally written.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Clarion Plastics Technologies, Inc. By: /s/ Edmund Walsh ——————————————
Its: CFO ——————————————
/s/ William Beckman —————————————————— William Beckman